UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 8, 2017
PURA NATURALS, INC.
(Exact Name of Registrant as Specified in Charter)
COLORADO	000-54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
 ☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01
Other Events.

On December 8, 2017, Pura Naturals, Inc. (the "Company") entered into a partnership agreement with Georgia Aquarium, Inc. ("Georgia Aquarium"), pursuant to which each party grants to the other a non-exclusive, non-transferable, royalty free license for the period beginning January 1, 2018 through December 31, 2018, to use and reproduce the other party's trademarks, service marks, words, symbols, terms, logos, emblems, designs, designations or trade dress.

The Company will have the rights to feature Georgia Aquarium's marks and messaging on all its consumer packaging that every purchase supports Georgia Aquarium's research and conservation efforts.

The Company agreed to donate to Georgia Aquarium 1.5% of gross sales (excluding returns and allowances) from Pura Naturals consumer products, with a guaranteed minimum annual donation of $25,000.  The donated funds will be restricted for Georgia Aquarium's research and conservation efforts.  The guaranteed minimum annual donation will be divided into four equal payments of $6,250, with amounts paid at the end of every quarter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURA NATURALS, INC.
December 21, 2017	By: /s/ Robert Doherty
Robert Doherty Chief Executive Officer